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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Trust's previously filed Registration Statement File Nos. 33-91366, 33-92490, 333-4961, 333-31421,
333-39797 and 333-38515.


                                       ARTHUR ANDERSEN LLP


Chicago, Illinois
February 24, 1999